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                                                                    Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended June 30, 2003 of Edelbrock Corporation (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Aristedes T. Feles, Vice- President of Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or Section 78o(d)); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 26, 2003                                ARISTEDES T. FELES
                                                  ------------------
                                                  Aristedes T. Feles
                                                  Vice-President of Finance and
                                                  Chief Financial Officer